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                                                                   EXHIBIT 10.10

                      AGREEMENT REGARDING CHANGE OF CONTROL


        This Agreement is entered into as of this 3rd day of August 1998 by and between Uniphase Corporation, a Delaware corporation (the "Company"), and Michael C. Phillips ("Executive").

                                    RECITALS

        Executive is employed by the Company and is a valued officer of the Company. As an inducement to Executive to remain in the employ of the Company, the Company wishes to provide for certain rights in favor of Executive to exercise options to purchase shares of the Company's Common Stock held by Executive upon a Change of Control (as defined below) of the Company upon the terms herein provided.

        NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

                                    AGREEMENT

Section 1.  Definitions

        For purposes of this Agreement, the following definitions shall apply:

        "Change of Control" shall mean the occurrence of one or more of the following with respect to the Company: (i) the acquisition by any person (or related group of persons), whether by tender or exchange offer made directly the Company's stockholders, open market purchases or any other transaction or series of transactions, of Common Stock possessing sufficient voting power in the aggregate to elect an absolute majority of the members of the Company's Board of Directors; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which securities representing more than fifty percent (50%) of the total combined voting power of the surviving entity are held by persons who held Common Stock immediately prior to such merger or consolidation and those members of the Existing Board constitute a majority of the Board of Directors immediately after such merger or consolidation; (iii) any reverse merger in which the Company is the surviving entity but in which either securities representing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger or those members of the Existing Board do not constitute a majority of the Board of Directors immediately after such merger; or (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

        "Closing Date" shall mean the date of the first closing of the transactions constituting a Change of Control.


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        "Common Stock" shall mean $.001 par value, Common Stock of the Company.

        "Executive's Stock Options" shall mean any options to purchase Common Stock held by Executive that have been issued to Executive by the Company prior to a Closing Date.

        "Existing Board" shall mean the Board of Directors of the Company as constituted immediately prior to the first date upon which any outstanding voting shares or assets of the Company are sold, transferred or exchanged in connection with a proposed Change of Control.

Section 2.  Acceleration of Options on a Change in Control.

        The Company agrees that the right of Executive to exercise the Executive's Stock Options shall be accelerated as of the Closing Date of a Change of Control so that Executive's Stock Options shall become fully exercisable as of the Closing Date as to all shares of the Company's Common Stock subject thereto and, subject to the terms of this Section 2, remain exercisable thereafter in accordance with their terms. The foregoing acceleration of the right of Executive to exercise Executive's Stock Options shall apply notwithstanding any contrary terms in any stock option plan pursuant to which such Options are granted or any stock option agreement executed by the Company with respect to Executive's Stock Options, including, without limitation, any stock option plan terms that are adopted or any stock option agreement executed after the date hereof. Such acceleration of the exercisability of the Executive's Stock Options shall apply and occur without further action on the part of the Company, its Board of Directors, stockholders, Executive or any other party. As a condition to an acceleration of the Executive's Stock Options as provided in this Section 2, Executive agrees that Executive's Stock Options shall terminate as of the Closing Date to the extent unexercised as of such Closing Date if the terms and conditions of such Change of Control require that all employee stock options terminate as of such Closing Date. In no event shall this Section 2 be interpreted to cause the Executive's Stock Options to be exercisable for a greater number of shares of Common Stock than were subject to the Executive's Stock Options immediately prior to the Closing Date.

Section 3.  No Employment Agreement, Employment at Will

        Except as previously herein provided, Executive and the Company each acknowledge and agree that: (i) this Agreement does not provide for the terms and conditions of Executive's employment with the Company and does not require or obligate Executive to provide services to the Company or the Company to continue to employ Executive; and (ii) Executive's employment with the Company remains an employment relationship terminable at will by either Executive or the Company.

Section 4.  Notices

        All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:


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                         Uniphase Corporation
                         163 Baypointe Parkway
                         San Jose, CA 95134
                         Attention:  Chairman


                         or to the Executive at:

                         (Home Address of Michael Phillips)

Notice of change of address shall be effective only when done in accordance with this Section.

Section 5.  Successors

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 6.  California Law

        The laws of the State of California shall govern the interpretation, performance and enforcement of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


UNIPHASE CORPORATION,                       EXECUTIVE:
a Delaware corporation



By:     /s/ Kevin Kalkhoven                 By:    /s/ Michael Phillips
        ----------------------------               -----------------------------
        Kevin Kalkhoven                            Michael Phillips
Title:  Chairman                            Title: Sr. VP Business Development







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